UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011 (October 7, 2011)

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-9321	23-6858580
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 265-0688

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Divestitures of real property by limited liability companies:

On November 30, 2011 and December 16, 2011, eight limited liability companies (“LLCs”) in which Universal Health Realty Income Trust (the “Trust”) owned various noncontrolling, majority ownership interests, completed the divestitures as provided for in the previously disclosed Purchase and Sale Agreement (the “Agreement”), dated as of October 7, 2011, with Ventas Healthcare Properties, Inc. (“Ventas Healthcare”), a wholly-owned subsidiary of Ventas, Inc. Pursuant to the terms of the Agreement, the LLCs sold to Ventas Healthcare, or one or more of its affiliates, all of the real property owned by each of the LLCs, together with the related leases, rents, personal property, intangible property and accepted service contracts. As partial consideration for the transaction, the buyer has assumed certain existing third-party mortgage debt related to these assets. In connection with the Agreement, for certain of the LLCs, the Trust utilized qualified third-party intermediaries as part of a series of planned tax deferred like-kind exchange transactions under Section 1031 of the Internal Revenue Code.

The Agreement originally provided for the sale of property by ten LLCs in which the Trust owns/owned noncontrolling, majority ownership interests. However, pursuant to a December 16, 2011 amendment to the Agreement related to two of the LLCs, the buyer and seller agreed that: (i) Sierra San Antonio Medical Plaza located in Fontana, California shall be deleted from the Agreement (the Trust holds a 95% noncontrolling ownership interest in Sierra Medical Properties which owns the property), and; (ii) the closing on Canyon Springs Medical Plaza which is located in Gilbert, Arizona shall be extended to January 31, 2012, or sooner upon mutual agreement of buyer and seller (the Trust holds a 95% noncontrolling ownership interest in Canyon Healthcare Properties which owns the property).

The divestitures by the eight LLCs, as indicated below, generated approximately $34 million of aggregate cash proceeds on the Trust’s behalf (a portion of which were sent to qualified third-party intermediaries), net of closing costs and the minority members’ share of the proceeds. In the aggregate, these transactions also resulted in a material gain on divestitures which will be included in the Trust’s consolidated statements of income for the quarter and year ended December 31, 2011.

The following table represents each of the eight LLCs that was a selling party to the Agreement and has consummated a sale transaction, the location and property owned by the LLC and the Trust’s former noncontrolling, majority ownership interest.

Name of LLC:	Property owned by LLC:	City	State	Trust’s Former Ownership %
Cobre Properties	Cobre Valley Medical Plaza	Globe	AZ	95%
Deerval Properties	Deer Valley Medical Office II	Phoenix	AZ	90%
Deerval Properties II	Deer Valley Medical Office III	Phoenix	AZ	95%
Deerval Parking Company(A)	Deer Valley Parking Garage	Phoenix	AZ	93%
DSMB Properties	Desert Samaritan Hospital MOBs	Mesa	AZ	76%
Litchvan Investments	Papago Medical Park	Phoenix	AZ	89%
Paseo Medical Properties II	Thunderbird Paseo Medical Plaza I & II	Glendale	AZ	75%
Willetta Medical Properties(B)	Edwards Medical Plaza	Phoenix	AZ	90%

(A)	Deerval Parking Company, LLC, which owned the real property of a parking garage located near Deer Valley Medical Office Buildings I & II, was 50% owned by each of Deerval Properties and Deerval Properties II.
(B)	The membership interest of this entity was held by a master LLC in which the Trust held a 90% noncontrolling ownership interest.

Purchases of minority ownership interests in limited liability companies:

On December 12, 2011, the Trust purchased the minority ownership interests held by the third-party member in eleven LLCs in which the Trust previously held noncontrolling majority ownership interests. The purchases of these minority ownership interests were made pursuant to the previously disclosed Membership Interest Purchase Agreement (“MI Agreement”) dated October 7, 2011. As a result of these minority ownership interest purchases, the Trust and its subsidiaries now own 100% of each of the LLCs, as reflected on the table below. These LLCs also entered into two-year, annually renewable, management and leasing agreements related to the properties listed below with an affiliate of the third-party entity that previously acted as managing member of the LLCs.

The aggregate cash expenditure made by the Trust in connection with the purchases of these membership interests in the various LLCs, including closing costs, was approximately $5 million. As a result of these transactions, current accounting standards require that the Trust record each property’s assets and liabilities at their fair values and record a noncash gain or loss for the difference between the fair values and the equity method carrying value of each investment. Based upon our preliminary estimates of fair values, the Trust’s expects that its consolidated statements of income for the quarter and year ended December 31, 2011 will include a material gain related to these transactions.

The following table represents each of the LLCs that was a party to the MI Agreement, the location and property owned by the LLC, the Trust’s previous noncontrolling, majority ownership interest and the noncontrolling, minority ownership interests purchased by the Trust.

Name of LLC:	Property owned by LLC:	City	State	Trust’s previous ownership %	Minority ownership % purchased
653 Town Center Investments	Summerlin Hospital MOB (1)	Las Vegas	NV	95%	5%
653 Town Center Phase II	Summerlin Hospital MOB II (1)	Las Vegas	NV	98%	2%
Auburn Medical Properties II	Auburn Medical Office Building II (1)	Auburn	WA	95%	5%
ApaMed Properties	Apache Junction Medical Plaza	Apache J.	AZ	85%	15%
Banburry Medical Properties	Summerlin Hospital MOB III (1)	Las Vegas	NV	95%	5%
BRB/E Building One	BRB Medical Office Building	Kingwood	TX	95%	5%
Centennial Medical Properties	Centennial Hills Medical Office Bldg. I (1)	Las Vegas	NV	95%	5%
DesMed	Desert Springs Medical Plaza (1)	Las Vegas	NV	99%	1%
Gold Shadow Properties	700 Shadow Lane & Goldring MOBs (1)	Las Vegas	NV	98%	2%
Spring Valley Medical Properties	Spring Valley Medical Office Building (1)	Las Vegas	NV	95%	5%
Spring Valley Medical Properties II	Spring Valley Medical Office Building II (1)	Las Vegas	NV	95%	5%

(1)	Tenants of this medical office building include subsidiaries of Universal Health Services, Inc. (“UHS”). UHS of Delaware, Inc., which is a wholly-owned subsidiary of UHS, serves as the Trust’s advisor pursuant to the terms of an annually renewable advisory agreement dated December, 1986. Subsidiaries of UHS also lease the real property of four hospital facilities from the Trust and UHS owns 6.2% of the Trust’s outstanding shares of beneficial interest. All transaction between the Trust and subsidiaries of UHS must be approved by members of the Board of Trustees who are unaffiliated with UHS. The Trust’s officers are all employees of UHS of Delaware, Inc.

Acquisitions of medical office buildings:

As previously disclosed on Current Reports on Form 8-K, as filed on July 28, 2011 and December 12, 2011, and as part of planned reverse like-kind exchanges or like-kind exchanges pursuant to Section 1031 of the Internal Revenue Code and utilizing qualified third-party intermediaries, the Trust purchased:

•

Lake Pointe Medical Arts, a multi-tenant medical office building consisting of approximately 51,000 rentable square feet, located in Rowlett, Texas. The property, which is substantially fully leased, was purchased for approximately $12.2 million, utilizing borrowings from the Trust’s revolving credit facility.

•

Forney Medical Plaza, a multi-tenant medical office building consisting of approximately 51,000 rentable square feet, located in Forney, Texas. The property, which is fully leased, was purchased for approximately $15.0 million, utilizing borrowings from the Trust’s revolving credit facility.

•

Tuscan Professional Building, a multi-tenant medical office building consisting of approximately 53,000 rentable square feet, located in Irving, Texas. The property, which is fully leased, was purchased for approximately $15.5 million, including the assumption of $7.0 million of third-party financing. The remainder of the purchase price was funded primarily with the cash proceeds generated from the sale of certain like-kind property, which is included in the above-mentioned Divestitures of real property by limited liability companies. In connection with this acquisition, the Trust assumed a mortgage loan, which is non-recourse to the Trust, with a remaining principal amount of $7.0 million. The loan is secured by the real property of the building as well as property leases and rents. The loan is scheduled to mature on June 1, 2025 and bears an interest rate of 5.56% per annum.

In addition to the above-mentioned completed acquisitions, and as also previously disclosed, the Trust intends to utilize qualified third-party intermediaries to purchase the real property of two additional medical office buildings from third-parties as the final components of planned tax deferred like-kind exchange transactions under Section 1031 of the Internal Revenue Code. The Trust has executed purchase agreements on these two properties, which are subject to certain closing and other conditions. Although the Trust can provide no assurance that it will complete the acquisition of these two properties, if completed, the Trust anticipates finalizing the transactions at various times within the next 45 days.

It is intended that should the remainder of the above-mentioned transactions be completed pursuant to terms and timing as currently contemplated, based upon various assumptions, the Trust’s funds from operations and cash available for distribution may not be materially different from those that existed before the various transactions. However, the Trust cannot predict whether the two remaining uncompleted acquisitions or the uncompleted divestiture, as mentioned above, will ultimately be completed. Since all of the uncompleted transactions are subject to terms, conditions and other events that may be beyond our ability to control, the Trust can provide no assurance that its funds from operations will not be affected on a short term or long term basis, or that any or all of the uncompleted transactions, as mentioned above, can be successfully completed. If the Trust was not able to redeploy the remaining proceeds generated from the above-mentioned divestitures into the potential acquisitions as outlined above, in the time periods contemplated, the Trust’s funds from operations and cash available for distribution could be materially unfavorably impacted. Should the Trust be unable to defer substantially all of the expected taxable gains resulting from the above-mentioned completed and uncompleted divestitures of its noncontrolling majority ownership interests in the LLCs that own/owned the real property of certain medical office buildings and other related real estate properties (pursuant to Section 1031 of the Internal Revenue Code), the Trust may be required to borrow funds to make a special dividend distribution to its shareholders or be subject to federal income and/or excise tax liabilities.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH REALTY INCOME TRUST

By:	/s/ Charles F. Boyle

Name:	Charles F. Boyle
Title:	Vice President and Chief Financial Officer

Date: December 21, 2011